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                                                                    EXHIBIT 10.7

                              STOCK PLAN OF 1994

                                    Purpose

The purpose of this Stock Plan of 1994 ("the Plan") is to advance the interests of Provident Life and Accident Insurance Company ("the Company") and its affiliates, subsidiaries of Provident Companies, Inc. ("Provident"), by encouraging and enabling the acquisition of a financial interest in Provident by key employees, non-employee Directors and non-employee producers of business for the Company and its affiliates.

                             Forms of Stock Awards

The following forms of stock awards are permitted by the Plan:

     Stock Options - All forms of stock options, including incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time; non-qualified stock options or any other type of options encompassed by the Code.

     Stock Appreciation Rights - Rights to receive a payment from the Company equal to the excess of the fair market value (as defined below) of a share of common stock at the date of exercise over the fair market value at the date of grant.

     Restricted Stock - Stock issued or transferred under the Plan which is subject to restrictions on the vesting, sale or other disposition thereof.

                           Administration of the Plan

The Compensation Committee ("the Committee"), designated by the Board of Directors, will administer, construe, and interpret the Plan. No member of the Committee, or of the Board of Directors, or any delegatee as the case may be, shall be liable for any act done in good faith.

The Committee shall be constituted so as to permit the Plan to comply with Rule 16b-3 promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934 or under any successor rule.

The construction and interpretation of the Committee of any provision of the Plan shall be final and conclusive. The Committee shall have full and complete authority in its discretion to determine, among other things, the key persons to whom, and the time or times in which, stock awards shall be granted, the form of stock to be granted, the number of shares to be covered by each award and the period of time and requisite conditions for each; and to determine the terms and provisions of the award agreements (which agreements need not be identical).

The Committee may, in its discretion, delegate its general administrative duties to an officer or employee or committee composed of officers or employees of the Company, but may not delegate its authority to construe and interpret the plan or approve the granting of stock awards.
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The Committee may at any time or from time to time amend the Plan in any respect without restriction and without the consent of any participant. However, any modification of the Plan which would result in a substantial change in the number of participants or the number of stock awards granted, or termination of the Plan, must be approved by the Board of Directors.

The Plan shall terminate on the earlier of December 31, 1998, or the issuance of all stock awards authorized for the Plan, unless earlier terminated by the Committee with the approval of the Board of Directors.

This Plan, and the rights and obligations of the parties thereunder, will be construed in accordance with the laws of the State of Tennessee.

                           Participation in the Plan

Participation in the Plan shall be based on recommendations by Company management and subject to approval by the Committee.

Participation in the Plan shall be limited to the following:

     (1)  Key employees

     (2)  Non-employee Directors

     (3)  Certain non-employee producers of the Company or its affiliates

                              Stock to be Awarded

Stock awards will be for shares of Common Stock of Provident. The stock to be received by participants may be purchased on the open market or issued out of authorized but unissued stock of Provident.

The total number of shares that may be awarded to all participants under the Plan may not exceed 3,500,000 shares. The total number of shares that may be awarded to all non-employee Directors may not exceed in the aggregate 100,000 shares (20,000 annually). No more than 650,000 shares may be awarded to an employee in a calendar year.

                            Awards of Stock Options

Except as otherwise specifically provided herein, stock options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Option Price. The option price shall be 100% of the fair market value of the stock on the date of grant. The fair market value of a share of stock shall be the average of the high and low market prices reported in The Wall Street Journal at which a share of stock shall have been
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         sold on the day before the option is granted or on the next preceding trading day if such date was not a trading day.

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     (b) Payment.  The Committee shall determine the methods by which the exercise price of an option may be paid, the form of payment, including, without limitation, cash, shares of stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of stock shall be delivered or deemed to be delivered to participants; provided, however, that if shares of stock are used to pay the exercise price of an option, such shares must have been held by the participant for at least six months. When shares of stock are delivered, such delivery may be by attestation of ownership or actual delivery of one or more certificates. Failure by the Committee to specify methods by which the exercise price of an option may be paid or the form of payment shall be deemed to express the Committee's determination that all methods and forms of payment presented under the Plan are permitted under the grant.

     (c) Duration of Options. The duration of options shall be determined by the Committee, but in no event shall the duration of an option exceed ten (10) years from the date of its grant.

     (d) Stock Performance Price. For all options granted to participants other than those granted to the CEO, the price per share of common stock must reach a specified level before half of the options in any grant can be exercised. Options subject to this requirement will become exercisable subject to the vesting and termination provisions of the Plan when the price of the stock reaches the stipulated price per share during any three trading days occurring within a period of ninety (90) days. For options granted during 1994, this stipulated price was $40 per share. For options granted after 1994, the stipulated price is determined by adding to the grant price an amount equal to the risk free rate of return on capital at the time of grant, compounded for the number of years determined to be an appropriate performance period in the sole discretion of the Committee. The Committee will retain discretion to establish similar terms and conditions applicable to any options which may be granted to the CEO.

     (e) "Reload" Feature. To encourage increased ownership, the Plan includes what is commonly referred to as a "reload" feature. Under this arrangement, when options are exercised, payment for the option shares by delivery of shares already owned by the optionee (which were acquired either (i) by direct purchase outside the option process, or
         (ii) through exercise of options more than six (6) months prior to the date of the current exercise) would entitle the optionee to a new stock option grant equal to the number of shares delivered. The new option grant would acquire the remaining exercise period with respect to the options exercised and the option price would be the then current fair market value as defined by the Plan.

         This feature applies to all options under the Plan subject to the discretion of the Compensation Committee based on then applicable tax and/or accounting rules.

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     (f) Other Terms and Conditions.  Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time; provided, however, that no option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the option is granted, except as provided in the section below headed Change in Control.
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                             Number of Stock Awards

The Committee shall determine the number of stock awards granted to each participant in the Plan.

                              Non-Transferability

No stock award granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, a stock award shall be exercisable only by the optionee personally or by the optionee's legal representative.

                           Termination of Employment

If a participant's active employment terminates for any reason other than retirement, disability, or death, all non-vested stock awards, and all unexercised rights under options held by the participant, shall expire on the date of such termination.

                       Rights in the Event of Retirement

Upon retirement of a participant in the Plan, all outstanding stock options will become immediately exercisable for a period of five years (but in no event more than 10 years from date of grant). For purposes of this provision, "retirement" shall mean normal retirement or early retirement with Committee approval.

                     Rights in Event of Disability or Death

If a participant to whom stock options have been granted terminates active employment with the Company because of total disability or death, such options may be exercised within the period provided in the option agreement but in no event more than three years after the date of onset of disability or death.

For purposes of this provision, "disability" shall mean total disability due to injury or illness. A participant will be considered totally disabled if not able to perform all the duties of the participant's position with the Company at the time of termination of active employment.

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                               Change in Control

In the event of a change in control of Provident, all outstanding options would become immediately exercisable by all option holders, and all other forms of stock awards would immediately become vested. The Committee also would have the right to cash out any unvested stock options on the date of a change in control at an amount for each option equal to the spread between the fair market value on the date of change in control and the option price. The fair market value shall be the average of the high and low market prices reported in The Wall
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Street Journal at which a share of stock shall have been sold on the day before
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the date of change in control or on the next preceding trading day if such date was not a trading day.

Change in Control shall be deemed to have occurred if any time or from time to
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time after the date of this Agreement:

   (1) any "person" or "group" [as those terms are used in Sections 13(d) and 14(d), respectively, of the Securities Exchange Act of 1934 ("Exchange Act")], other than the Maclellan family or a trustee or other fiduciary holding securities under an employee benefit plan of Provident, or a corporation owned, directly or indirectly, by the stockholders of Provident in substantially the same proportions as their ownership of stock of Provident, is or becomes the "beneficial owner," (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Provident representing thirty percent (30%) or more of the combined voting power of Provident's then outstanding securities and (ii) the "group" comprised of the Maclellan family does not then beneficially own, directly or indirectly, securities of Provident representing more than thirty percent (30%) of the combined voting power of the Company's then outstanding securities; or

   (2) the stockholders of Provident approve a merger or consolidation of Provident with any other corporation, other than a merger or consolidation which would result in the voting securities of Provident outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of Provident or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Provident approve a plan of complete liquidation of Provident or an agreement for the sale or disposition by Provident of all or substantially all Provident's assets.

                            Rights as a Stockholder

A participant shall have no right as a stockholder with respect to any stock award until the participant shall have become the holder of record of such stock, and no adjustment shall be made for dividends in cash or other property or other distributions or rights in respect to such stock for which the record date is prior to the date on which the participant shall have in fact become the holder of record of the shares of stock acquired pursuant to the Plan.

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             Adjustment in the Number of Shares and in Option Price

In the event there is any change in the shares of stock through the declaration of stock dividends, or stock splits or through recapitalization or merger or consolidation or combination or shares or otherwise, the Committee shall make such adjustment, if any, as it may deem appropriate in the number of shares of stock covered by each outstanding award. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any option or right without payment therefor.

                                    Taxation

The Company shall have the authority and the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the award shares of stock having a fair market value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

                          Designation of Beneficiaries

A participant may designate a beneficiary or beneficiaries to receive any unvested stock awards, or to exercise stock options previously granted to the participant under the Plan, in case of death. A designation of beneficiary may be replaced by a new designation or may be revoked by the participant at any time. A designation or revocation shall be on a form to be provided for the purpose and shall be signed by the participant and delivered to the Company prior to the participant's death. If there shall be any question as to the legal right of any beneficiary to exercise any rights under the Plan, the rights to the award in question may be exercised by the estate of the participant, in which event the Company shall have no further liability to anyone with respect to such stock award.

                        No Right to Continued Employment

Participation in the Plan shall not give any employee any right to remain in the employ of the Company. The Plan is not to be construed as a contract of employment for any period and does not alter the at-will status of any participant.

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